Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parks! America, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended June 28, 2026 (the “Form 10-Q”) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 7, 2026

By:	/s/ Geoffrey Gannon
Name:	Geoffrey Gannon
Title:	President
(Principal Executive Officer)
Parks! America, Inc.

Dated: August 7, 2026

By:	/s/ Rebecca S. McGraw
Name:	Rebecca S. McGraw
Title:	Chief Financial Officer
(Principal Financial Officer)
Parks! America, Inc.

A signed original of this written statement required by Section 906 has been provided to Parks! America, Inc. and will be retained by Parks! America, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.